Exhibit 99.1

Spire Investor Contact:
Megan L. McPhail
314-309-6563
Megan.McPhail@SpireEnergy.com

Spire Media Contact:
Jason Merrill
314-342-3300
Jason.Merrill@SpireEnergy.com

I Squared Capital Media Contacts:

Dominic McMullan / Sofie Brewis

Info@isquaredcapital.com

For Immediate Release

Spire and I Squared announce agreement for sale of natural gas storage assets for $650 million

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Further sharpens Spire’s focus on regulated natural gas utility businesses and improves risk profile; Positions the company for continued growth under I Squared ownership

ST. LOUIS (Apr. 15, 2026) – Spire Inc. (NYSE: SR) and I Squared Capital, a leading global infrastructure investor, today announced they have entered into an agreement in which I Squared will acquire Spire’s natural gas storage assets in Wyoming and Oklahoma (“Spire Storage”).

Total consideration of the transaction is $650 million, consisting of $600 million in cash at closing and a $50 million fixed, non-contingent deferred payment to be received in Spire’s fiscal 2027.

Proceeds from the transaction are expected to partially fund Spire’s acquisition of the Piedmont Natural Gas Tennessee business, which closed on March 31, 2026, and completes its related financing plan.

“This transaction represents another important step in sharpening our focus on our core regulated natural gas utility businesses,” said Scott Doyle, president and chief executive officer of Spire. “Our gas storage assets have played an important role in serving customers across the Midwest, Rockies and Western U.S., and we appreciate the dedication of the employees who have contributed to their success. Under I Squared’s ownership, these assets are well positioned to continue supporting system reliability and resiliency as natural gas remains critical to our nation’s energy independence amid growing energy demand. The sale further enhances Spire’s risk profile and supports our ability to drive sustainable, long-term growth for shareholders.”

“These assets represent a high-quality, strategically located infrastructure platform that plays a critical role in supporting energy reliability across key U.S. markets,” said Gautam Bhandari, Chief Investment Officer of I Squared Capital. “We see significant opportunity to build on Spire’s strong foundation, leveraging the platform’s contracted cash flows, strategic connectivity and expansion potential to meet growing demand for reliability, flexibility and energy security.”

“Spire built great platforms in Wyoming and Oklahoma to meet evolving market demands for natural gas, and we’re excited to join I Squared Capital as we move the business forward,” said Scott Smith, president of Spire Storage. “We expect a seamless transition for our employees and customers as we continue to provide energy to the central and western U.S.”

I Squared intends to support the next phase of growth of the platform, including enhancing operational capabilities and pursuing expansion opportunities to serve increasing demand for natural gas storage across the Western and Mid-Continent regions.

Spire Storage consists of Spire Storage West and Spire Storage Salt Plains. Spire Storage West, located in southwestern Wyoming, consists of two storage fields certificated to provide up to 55 Bcf of working gas capacity to customers primarily in the western United States. Spire Storage Salt Plains, located in north central Oklahoma, serves markets in the midcontinent and midwestern United States and is connected to Southern Star Pipeline and Oklahoma Gas Transmission. The facility is authorized to provide up to 17 Bcf of working gas capacity.

The transaction is expected to close in the second half of Spire’s fiscal year 2026. The agreement is subject to customary closing conditions and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

Greenhill, a Mizuho affiliate, acted as exclusive financial advisor to Spire. Vinson & Elkins LLP served as Spire’s legal counsel. Kirkland & Ellis served as I Squared’s legal advisor.

Spire’s Guidance and Growth Outlook

Spire expects to provide revised 2026 guidance on its second quarter fiscal 2026 earnings call in May. The fiscal 2026 adjusted EPS guidance of $5.25–$5.45 affirmed in February reflects a full year of earnings from Spire Marketing and Spire’s gas storage facilities, and excludes Spire Tennessee.

Spire continues to expect fiscal 2027 adjusted EPS guidance to be in the range of $5.40–$5.60. This reflects the expected sale of Spire Marketing and Spire Storage. It assumes a full year of earnings contributions from Spire Tennessee.

Spire reaffirmed its long-term adjusted earnings per share growth of 5-7% using the original fiscal 2027 adjusted EPS guidance midpoint of $5.75 as a base.

The sales of the gas marketing business and gas storage facilities are subject to regulatory approvals. The sale of Spire Marketing is expected to close in the third fiscal quarter of 2026, and the sale of Spire Storage is expected to close in the second half of fiscal 2026

About Spire

At Spire Inc. (NYSE: SR) we believe energy exists to help make people's lives better. It's a simple idea, but one that's at the heart of our company. Every day we have the honor of serving close to 2 million homes and businesses, making us one of the largest publicly traded natural gas companies in the country. We help families and business owners fuel their daily lives through our gas utilities serving Alabama, Mississippi, Missouri and Tennessee. Our natural gas-related businesses include Spire Marketing and Spire Midstream. We are committed to transforming our business through growing organically, investing in infrastructure, and driving continuous improvement. Learn more at SpireEnergy.com.

About I Squared Capital

I Squared Capital is a leading independent global infrastructure investor dedicated to the mid-market, managing more than $55 billion in assets. Founded in 2012, I Squared has evolved into one of the most diverse infrastructure investors in the world, with investments across power & utilities; transportation & logistics; digital infrastructure; environmental infrastructure; and social infrastructure, providing essential services to millions of people globally. Today, the firm’s portfolio includes over 100 companies operating in more than 115 countries and employing more than 110,000 people. Headquartered in Miami, I Squared has a global team of over 360 employees across nine offices in Abu Dhabi, London, Munich, New Delhi, São Paulo, Singapore, Sydney, Taipei and Miami. Learn more at www.isquaredcapital.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Spire’s future operating results may be affected by various uncertainties and risk factors, many of which are beyond the Company’s control, including weather conditions, economic factors, the competitive environment, governmental and regulatory policy and action, and risks associated with acquisitions. More complete descriptions and listings of these uncertainties and risk factors can be found in the Company’s annual (Form 10-K) and quarterly (Form 10-Q) filings with the Securities and Exchange Commission.

This news release includes the non-GAAP financial measures of “adjusted earnings,” and “adjusted earnings per share”. Management also uses these non-GAAP measures internally when evaluating the Company’s performance and results of operations. Adjusted earnings exclude from net income, as applicable, the impacts of fair value accounting and timing adjustments associated with energy-related transactions, the impacts of acquisition, divestiture and restructuring activities and the largely non-cash impacts of impairments and other non-recurring or unusual items such as certain regulatory, legislative, or GAAP standard-setting actions. The fair value and timing adjustments, which primarily impact the Gas Marketing segment, include net unrealized gains and losses on energy-related derivatives resulting from the current changes in the fair value of financial and physical transactions prior to their completion and settlement, lower of cost or market inventory adjustments, and realized gains and losses on economic hedges prior to the sale of the physical commodity. Management believes that excluding these items provides a useful representation of the economic impact of actual settled transactions and overall results of ongoing operations. These internal non-GAAP operating metrics should not be considered as an alternative to, or more meaningful than, GAAP measures such as operating income, net income, or earnings per share.